UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 13, 2012 (July 31, 2012)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

The close of escrow for the Vacant Land Purchase Agreement (the “Phelan South Agreement”), entered into by our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), as reported in our Form 8-K filed with the SEC on May 7, 2012, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Phelan South Agreement, has also been extended. Under the Phelan South Agreement, effective August 1, 2012, the close of escrow has been extended to September 15, 2012, and the Phelan South Agreement is now subject to Coronus’ board of director approval on or before August 31, 2012. We sought the extension because we require additional time to determine whether the property will be suitable for a solar photovoltaic development under the California Public Utilities Commission’s feed-in tariff program for small generators.

On July 31, 2012, the Coronus board of directors approved the Vacant Land Purchase Agreement (the “Yucca Valley East Agreement”), entered into by Coronus, as reported in our Form 8-K’s filed with the SEC on October 14 and December 9, 2011, and January 18, February 8, March 5, and April 13, 2012.

On August 10, 2012, we conducted a non-brokered private placement, issuing a senior secured, promissory note (the “Note”) to one investor, for proceeds of CAD $40,000. The Note is secured by a first priority security interest in all of our assets, including those of our wholly-owned subsidiary, Coronus. The Note is due on demand and bears interest at an annual rate of 12%, payable in cash at redemption. In connection with the completion of the private placement, we paid no finder’s fees.

ITEM 2.03      CREATION OF A DIRECT FINANCIAL OBLIGATION.

As disclosed above under Item 1.01, on August 10, 2012, we conducted a non-brokered private placement, issuing a senior secured, promissory note (the “Note”) to one investor, for proceeds of CAD $40,000. The Note is secured by a first priority security interest in all of our assets, including those of our wholly-owned subsidiary, Coronus. The Note is due on demand and bears interest at an annual rate of 12%, payable in cash at redemption. In connection with the completion of the private placement, we paid no finder’s fees. The investor was a resident of British Columbia, Canada. The Note was issued pursuant to an exemption from applicable prospectus requirements under section 2.5 “Family, friends and business associates” of National Instrument 45-106, Prospectus and Registration Exemptions, by reason of the fact that the investor was a close personal friend of Jeff Thachuk, our president. Further, the foregoing transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S thereof in that all sales took place outside the United States with non-US persons.

ITEM 7.01      REGULATION FD DISCLOSURE.

As disclosed above under Item 1.01, we announced today the extension to the Phelan South Agreement and the Coronus board of director approval of the Yucca Valley East Agreement. We announced also the non-brokered private placement we conducted, issuing the senior secured, promissory note, as disclosed above under Items 1.01, 2.03 and 3.02.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

10.1	Secured Promissory Note – Trevor Singleton.
99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of August, 2012.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors